Exhibit 99.1

ReWalk Robotics Reports Fourth Quarter and Year End 2019 Financial Results

— 2019 Total Revenue of $4.9 million and $1.2 million During the Fourth Quarter of 2019 —

— Completed and Pending German Insurance Contracts Establish the Implementation Procedures for Coverage of the German Spinal Cord Population —

— CMS HCPCS Code Application Submitted; Hearing Expected in Q2 2020 —

MARLBOROUGH, Mass. and BERLIN and YOKNEAM ILIT, Israel, Feb. 20, 2020 (GLOBE NEWSWIRE) -- ReWalk Robotics Ltd. (Nasdaq:

RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and twelve-months ended December 31, 2019.

Highlights of and subsequent to the fourth quarter of 2019 include:

●	Total revenue for the fourth quarter of 2019 was $1.2 million, compared to $1.6 million in the prior year quarter and $1.2 million in the third quarter of 2019.

●	Completed and pending German insurance contracts establish the implementation procedures for coverage of German spinal cord population.

●	16 ReStore units placed since launch in June 2019; 12 in the U.S., 3 in Europe and 1 in Asia.

●	Gross margin for 2019 improved to a yearly record high of 56% compared to 43% in 2018.

●	2019 Operating expenses reduced by 24% compared to 2018.

●	Closed a $7 million offering in February 2020.

“In 2019, the company made substantial progress in entering the stroke market segment by completing successful clinical studies, gaining FDA and CE clearances and in early commercialization with a unique game changing technology. The spinal cord injury line moved forward on key contracts for broad coverage in Germany. In Q4, we completed the submission of a Medicare/Medicaid application for exoskeletal walking; observed the VA trial nearing completion and expanded the size of our field organization by over 33%. We feel that we have put in place the required building blocks to allow us to grow and improve our financial standing in 2020,” stated Larry Jasinski, Chief Executive Officer of ReWalk.

Fourth Quarter and Full Year 2019 Financial Results

Total revenue was $1.2 million for the fourth quarter of 2019, compared to $1.6 million during the prior year quarter. 15 ReWalk and 10 ReStore systems were placed during the fourth quarter of 2019, compared to 19 ReWalk systems in the prior year period.

Gross margin was 61% during the fourth quarter of 2019, compared to 39% in the fourth quarter of 2018 and our full year 2019 gross margin was 56%, compared to 43% in 2018, primarily attributable to an increase in our average selling price and an inventory write-off expense in 2018.

Total operating expenses in the fourth quarter of 2019 were $3.9 million, compared to $4.6 million in the prior year period. Total operating expenses for the full year 2019 were $16.8 million, compared to $22 million in 2018.

Net loss was $3.6 million for the fourth quarter of 2019, compared to a net loss of $5.0 million in the fourth quarter of 2018. 2019 net loss was $15.6 million, compared to 2018 net loss of $21.7 million.

Non-GAAP net loss for the fourth quarter was $3.2 million, compared with a non-GAAP net loss of $3.8 million in the fourth quarter of 2018. 2019 Non-GAAP net loss was $14.0 million, compared to Non-GAAP 2018 net loss of $17.6 million. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of December 31, 2019, ReWalk had $16.2 million in cash on its balance sheet and $7.0 million in short- and long-term debt.

Conference Call

ReWalk management will host its fourth quarter 2019 conference call as follows:

Date		Thursday, February 20, 2020
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
	Germany:	08 00 18 15 287
Access code		7697891
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/nmw53r5v or through the ‘Investors’ section’ on www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the Unites States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in Europe and an allowed trademark in the United States.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s management’s conclusion, and its independent registered public accounting firm’s statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2019, that there is a substantial doubt as to the Company’s ability to continue as a going concern; ReWalk’s ability to have sufficient funds to meet certain future capital requirements, which could impair the Company’s efforts to develop and commercialize existing and new products; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk’s ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; the outcome of ongoing shareholder class action litigation relating to its initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving the Company’s products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company’s IT systems significantly disrupting its business operations; the impact of substantial sales of the Company’s shares by certain shareholders on the market price of the Company’s ordinary shares; ReWalk’s ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk’s ordinary shares; the impact of the market price of the Company’s ordinary shares on the determination of whether it is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and twelve months ended December 31, 2019 and 2018, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Ori Gon

Chief Financial Officer

ReWalk Robotics Ltd.

T: +972-4-9590123

E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries

Consolidated Statements of Operations

U.S. dollars in thousands (except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)		(Audited)
Revenue	$1,181	$1,579	$4,873	$6,545
Cost of revenues	465	965	2,147	3,720

Gross profit	716	614	2,726	2,825

Operating expenses:
Research and development, net	1,056	1,704	5,348	7,349
Sales and marketing	1,596	1,710	6,167	7,897
General and administrative	1,271	1,173	5,259	6,793
Total operating expenses	3,923	4,587	16,774	22,039

Operating loss	(3,207)	(3,973)	(14,048)	(19,214)
Financial expenses, net	365	1,054	1,496	2,466
Loss before income taxes	(3,572)	(5,027)	(15,544)	(21,680)
Income taxes (tax benefit)	3	(9)	7	(5)
Net loss	$(3,575)	$(5,018)	$(15,551)	$(21,675)
Net loss per ordinary share, basic and diluted	$(0.49)	$(2.57)	$(2.70)	$(14.72)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	7,307,711	1,951,596	5,763,317	1,472,499

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(3,575)	$(5,018)	$(15,551)	$(21,675)
Non-cash share based compensation expense	239	424	1,108	2,766
Depreciation	79	112	321	463
Non-cash financial expenses	80	691	80	824
Non-GAAP net loss	$(3,177)	$(3,791)	$(14,042)	$(17,622)

ReWalk Robotics Ltd. And subsidiaries

Consolidated Balance Sheets

U.S. dollars in thousands (except share and per share data)

(Audited)

	December 31,	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$16,253	$9,546
Trade receivable, net	794	758
Prepaid expenses and other current assets	903	693
Inventories	3,123	2,240
Total current assets	21,073	13,237
Restricted cash and other long term assets	1,061	1,099
Operating lease right-of-use assets	1,737	-
Property and equipment, net	501	626
Total long-term assets	3,299	1,725
Total assets	$24,372	$14,962
Liabilities and equity
Current liabilities
Current maturities of long term loan	$5,438	$1,722
Current maturities of operating leases liability	637	-
Trade payables	2,698	2,328
Other current liabilities	1,395	1,332
Total current liabilities	10,168	5,382

Long term loan, net of current maturities	1,527	6,965
Non-current operating leases liability	1,315	-
Other long-term liabilities	582	670
Total long-term liabilities	3,424	7,635
Shareholders’ equity	10,780	1,945
Total liabilities and equity	$24,372	$14,962

ReWalk Robotics Ltd. And subsidiaries

Consolidated Statements of Cash Flows

U.S. dollars in thousands

(Audited)

	Twelve Months Ended
	December 31,
	2019	2018

Net cash used in operating activities	$(14,815)	$(14,774)

Net cash used in investing activities	(22)	(13)

Net cash provided by financing activities	21,482	9,711
Increase (decrease) in cash, cash equivalents, and restricted cash	6,645	(5,076)
Cash, cash equivalents, and restricted cash at beginning of period	10,347	15,423
Cash, cash equivalents, and restricted cash at end of period	$16,992	$10,347

ReWalk Robotics Ltd. And subsidiaries

Revenue and Units Placed by Region and Product

U.S. dollars in thousands (except units placed)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(Unaudited)		(Audited)
Revenue:
Israel	$-	$-	$2	$-
United States	511	327	2,003	3,558
Europe	670	1,240	2,832	2,807
Asia Pacific	-	12	36	22
Latin America	-	-	-	58
Africa	-	-	-	100
Total Revenue	$1,181	$1,579	$4,873	$6,545

Revenue:
Personal units revenue	$1,150	$1,503	$4,674	$6,276
Rehabilitation units revenue	-	76	-	269
ReStore units revenue	31	-	199	-
Total Revenue	$1,181	$1,579	$4,873	$6,545

Units Placed:
Personal units placed	15	18	54	82
Rehabilitation units placed	-	1	-	3
ReStore units revenue	10	-	16	-
Total Units Placed	25	19	70	85